UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2023

OAKTREE STRATEGIC CREDIT FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (213)
830-6300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On September 29, 2023 (the “
Effective Date
”), OSCF Lending III SPV, LLC ( the “
Borrower
”), a wholly o
wn
ed subsidiary of Oaktree Strategic Credit Fund (the “
Company
”), entered into a loan and servicing agreement (the “
Loan and Servicing Agreement
”), among the Borrower, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the account bank, Virtus Group, LP, as collateral custodian, the lenders party thereto, and Sumitomo Mitsui Banking Corporation (“
SMBC
”), as administrative agent and collateral agent (the “
Administrative Agent
”), pursuant to which SMBC has agreed to extend credit to the Borrower in an aggregate principal amount up to $150 million (the “
Maximum Commitment
”) at any one time outstanding.
The Loan and Servicing Agreement provides for a senior secured revolving credit facility that has a three-year reinvestment period (the “
Availability Period
”) and a stated maturity date that is five years after the Effective Date. Borrowings under the Loan and Servicing Agreement shall be denominated in U.S. Dollars and bear interest at a rate per annum equal to, at the request of the Borrower, either (1) the secured overnight financing rate (“
SOFR
”), plus 2.45% up to and including 3.00% depending on the collateral securing the facility or (2) the base rate (which is the greatest of the (a) prime rate, (b) federal funds effective rate plus
1
⁄
2
of 1%, (c) zero (0%) and (d) one month SOFR plus 1%) plus 1.45% up to and including 2.00% depending on the collateral securing the facility. The Company is required to pay a non-usage
fee of 0.50% on undrawn borrowings during the first three months of the facility and thereafter 0.50% or 0.75% during the remainder of the Availability Period depending on amounts borrowed by the Company under the facility.
The obligations of the Borrower under the Loan and Servicing Agreement are secured by all of the assets held by the Borrower, including certain loans sold or to be sold or transferred or to be transferred by the Company to the Borrower (such loans, the “Loans”) pursuant to the terms of the Sale and Participation Agreement, dated as of the Effective Date (the “
Sale Agreement
” and, together with the Loan and Servicing Agreement, the “
Agreements
”), between the Borrower, as buyer, and the Company, as seller, pursuant to which the Company will sell Loans to the Borrower from time to time. Under the Agreements, the Company and the Borrower, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on the disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities.
The Loan and Servicing Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the Administrative Agent may terminate the commitments and declare the outstanding loans and all other obligations under the Loan and Servicing Agreement immediately due and payable.
Borrowings under the Loan and Servicing Agreement are subject to various covenants under the Agreements as well as the asset coverage requirement contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Loan and Servicing Agreement and Sale Agreement and is qualified in its entirety by reference to the Loan and Servicing Agreement and Sale Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form
8-K
and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Servicing Agreement, dated as of September 29, 2023, among OSCF Lending III SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as transferor and servicer, Citibank, N.A., as account bank, Virtus Group, LP, as collateral custodian, the lenders party thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent.*

10.2	Sale and Participation Agreement, dated as of September 29, 2023, between OSCF Lending III SPV, LLC, as buyer, and Oaktree Strategic Credit Fund, as seller.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary
Date: October 5, 2023

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